EXHIBIT 99.3




                        COMPANHIA BRASILEIRA DE BEBIDAS

                                EXCHANGE OFFER
                            FOR UP TO $500,000,000
                          AGGREGATE PRINCIPAL AMOUNT
                      OUTSTANDING OF 8.75% NOTES DUE 2013
                         UNCONDITIONALLY GUARANTEED BY
                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV
                                      FOR
                          A LIKE PRINCIPAL AMOUNT OF
                           NEW 8.75% NOTES DUE 2013
                         UNCONDITIONALLY GUARANTEED BY
                   COMPANHIA DE BEBIDAS DAS AMERICAS - AMBEV

               PURSUANT TO THE PROSPECTUS DATED AUGUST 10, 2004


To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Companhia Brasileira de Bebidas, a corporation organized under the laws of the Federative Republic of Brazil (the "Company"), hereby offers to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the prospectus dated August 10, 2004 (the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), up to $500,000,000 aggregate principal amount of new 8.75% Notes due 2013, which will be freely transferable (the "New Notes"), for any and all outstanding 8.75% Notes due 2013, which have certain transfer restrictions (the "Original Notes"). The Original Notes are, and the New Notes will be, unconditionally guaranteed by Companhia de Bebidas das Americas - AmBev, a corporation organized under the laws of the Federative Republic of Brazil (the "Guarantor"). The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of September 18, 2003, by and among the Company, the Guarantor, and the initial purchasers of the Original Notes.

     We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

     1.   Prospectus dated August 10, 2004;

     2. Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. Return envelopes addressed to The Bank of New York, the Exchange Agent for the Original Notes.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 8, 2004 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. ANY ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agreement to be bound by and held accountable under, the Letter of Transmittal), with any required signature guarantees and any other required documents, must be sent to the Exchange Agent and certificates representing the Original Notes must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

     Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Original Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                             Very truly yours,



                                             Companhia Brasileira de Bebidas


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NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER
PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.
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